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                                                                   EXHIBIT 23(b)


                          INDEPENDENT AUDITORS' CONSENT




            We consent to the incorporation by reference in this Registration Statement of Track Data Corporation ("TDC") on Amendment No. 1 to Form S-3 of,
(i) our report dated February 16, 1996, accompanying the financial statements of Global Market Information, Inc. ("Global") for the years ended December 31, 1995 and 1994, appearing in the Annual Report on Form 10-K of Global for the year ended December 31, 1995, (ii) our report dated March 29, 1996, accompanying the consolidated financial statements of TDC for the year ended December 31, 1995, appearing in the Current Report on Form 8-K/A dated as of March 26, 1996, of TDC, (iii) our report dated March 8, 1995 accompanying the financial statements of Global for the year ended December 31, 1994, appearing in the Current Report on Form 8-K/A-2 dated as of March 26, 1996, of TDC, and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Grant Thornton LLP
Melville, New York

July 1, 1996